Fox Petroleum Inc. Establishes Extensive Board of Advisors

LONDON - (BUSINESS WIRE) – July 24, 2007 - Fox Petroleum Inc. (NASD OTC BB: FXPE - News) (hereafter "FOX") has appointed an extensive group of seasoned oil and gas professionals to its Board of Advisors. The Board of Advisors has been created to assist and advise Fox executive management on strategic, financial and technical issues. The Board is a consultative body whose members are experts in oil and gas and corporate governance, and will provide guidance and support in developing the Company’s oil and gas properties and Fox Petroleum’s future oil and gas endeavours.

Fox Petroleum is pleased to announce the appointment of the following individuals:

Robert (Bob) Frost – Geophysical and Exploration Advisor
Bob Frost brings with him an extraordinary record for hydrocarbon discovery in the North Sea. He was responsible for generating the concept, prospect and mapping that lead to the discovery of the Gryphon, Bruce East and Hudson Oil Fields. He is also credited with helping to identify the potential for the rejuvenated Dumbarton and Athena fields.

Bob specializes in prospect generation and production geophysics in both clastic and carbonate provinces. He has worked extensively throughout the world and has published a number of influential industry papers. As a geophysicist, Bob has had the opportunity to work with a number of the worlds most accomplished oil companies. His resume includes companies such as British Petroleum, Getty Oil, Kerr McGee Corporation, Enterprise Oil, Petrobas, Norsk Hydro, Sipetrol S.A., Phillips, Maersk, Sun Oil, and Ranger Oil.

Michael Rose – Geological and Exploration Advisor
Michael Rose is a 25 year veteran of oil and gas exploration, development and operations. As a trained geologist, he brings with him an excellent record of hydrocarbon discovery, which includes fields such as the Banff, Bittern, Elgin, Johnston, Pine, Dumbarton, Avington, Rempstone, M7 and Bayu-Undan.

Michael was also a founding director of Wimbledon Oil & Gas Ltd, which participated in 23 successful UK block applications to the DTI, the UK’s governing body for North Sea exploration license assignments.

Michael has worked with Amoco (now part of BP), British Petroleum, Enterprise Oil, Petrobas, Pentex Energy and Hardy Oil and Gas, where he focused on prospect generation, petrophysics and project management.

William MacNee – Production and Operational Advisor
With a PHD in electrical engineering, William brings more than 30 years of international oil, gas, metals and minerals experience to our Board. William has worked throughout North and South America, Western Africa, Eastern Siberia and extensively in Kazakhstan and Kyrgystan.

William is regarded as an authority on project management, with vast knowledge in the areas of facilities planning, construction and implementation, gathering systems, process engineering and production operations planning and processing.

He has worked with a wide array of companies including Shell Oil, British Petroleum, Gulf Canada, Kerr McGee Corporation, Dome Petroleum, Pan Canadian Energy, Chaparral Resources and Petrofac.

John G Spence – Drilling and Technical Advisor
John shares more than 40 years of oil and gas experience, and has been involved at every level on every aspect of drilling operations. For the first 25 years of his career, John drilled locations across the United States as a consultant and contractor. For the past 15 years he has been a senior manager and member of the world renowned Parker Drilling Company.

In the international arena, John has worked in the Ukraine, Sakhalin, Russia and Kazakhstan, where in 2003, he set a new world record in the drilling of a production well of 3200m (from spud to total depth), in a time of 8.6 days.

John continues to focus on proper analysis and the thorough understanding of wells to develop drilling programs that save both time and money, without compromising safety. His comprehensive application of knowledge and experience results in better well economics and earlier production of oil and gas.

Jonathan Wood – Economic and Financial Advisor
Jonathan has extensive experience in building economic models, negotiating with institutions and government authorities, creating accounting systems, restructuring finances, putting hedges in place, conducting due diligence and developing reporting structures.

His work in the oil and gas industry has seen him spend three yeas on Sakhalin Island (the largest island off the East coast of Russia), six years in Kazakhstan, and the last three years in Uzbekistan. Currently Jonathan works as Vice President of Soyuzneftegaz Vostok, an oil and gas company established by Russian ex-Energy Minister Yuri Shafranik. He also acts as the Director of Marketing for the company and the Finance Director.

Alex Craven, Vice President, Finance of Fox Petroleum states, “We are very fortunate to have this accomplished group of individuals join our Advisory Board. Their breadth of experience will certainly help Fox develop in a strategic and judicious manner. We believe this highly sought after team will allow us to move onto the next stage of our business, and assist the development of any discovery we may have. ”

Further Information

Shareholders and prospective investors are encouraged to visit Fox Petroleum’s website: www.foxpetro.com and download Fox Petroleum’s Investor Summary. Please feel free to call investor relations toll-free at 1-888-369-4744 to receive a full corporate investor's package

About Fox Petroleum
Fox Petroleum Inc. is an Oil and Gas Exploration company headquartered in London, England, the financial capital of Europe. Fox has established an operations office in Anchorage, Alaska. Fox’s current projects include the current acquisition of 32,000+ acres of mineral rights in Alaska’s North Slope estimated to represent a potential of up to 160 million barrels of oil (LAPP Resources, Inc.), and an agreement to earn in to a 33.3% ownership stake in a 37,000+ acre UK North Sea block which could potentially hold up to 234 million stock tank barrels of oil (TRACS International Ltd). The Company’s shares are publicly traded on the NASD OTC BB under the ticker symbol FXPE.

On behalf of the Board of Directors

FOX PETROLEUM INC.
“Alex Craven”

Alex Craven, Vice President, Finance

NASD OTC BB: FXPE

* stock tank barrel: a measure of the volume of treated oil stored in stock tanks
Legal Notice Regarding Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements that are subject to risks and uncertainties. Forward-looking statements are based on current facts and analyses and other information that are based on forecasts of future results, estimates of amounts not yet determined and assumptions of management, including, but not limited to, the Company's belief that we will successfully close the acquisition of leases for oil and gas properties in Alaska, earn into leases in the UK, that we can participate in the exploration of those properties, and that we will maintain our management team. Actual results may differ materially from those currently anticipated due to a number of factors beyond the reasonable control of the Company. It is important to note that actual outcomes and the Company's actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include the uncertainty of the requirements demanded by environmental agencies, the Company’s ability to raise financing for operations, breach by parties with whom we have contracted, inability to maintain qualified employees or consultants because of compensation or other issues, competition for equipment, inability to obtain drilling permits, potential delays or obstacles in drilling operations and interpreting data, and the likelihood that no commercial quantities of oil or gas are found or recoverable. Additional information on risks for the Company can be found in filings on Edgar of other junior oil and gas exploration companies with the US Securities and Exchange Commission.

Contact:
              Contacts:
              Fox Petroleum Inc.
              Investor Relations
              Alex Craven
              Vice President, Finance
              Toll Free: 1-888-FOX-4744 (1-888-369-4744)
              ir@foxpetro.com
              http://www.foxpetro.com